UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2011

Associated Banc-Corp

(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code 920-491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 28, 2011, a Notice of Settlement of the previously disclosed lawsuit, Harris v. Associated Bank, N.A. (“Associated Bank”) was filed with the United States District Court for the Southern District of Florida, Miami Division: In re: Checking Account Overdraft Litigation MDL No. 2036. If approved by the court, the settlement, in which Associated Bank admits no liability, will provide for Associated Bank’s payment of $13 million (approximately $7.8 million on an after-tax basis) for a full and complete release of all claims brought against Associated Bank in this lawsuit.

Associated Banc-Corp has previously established an accrual related to this lawsuit and expects that the current period expense for the amount of the settlement in excess of the accrual will not be material to its consolidated financial statements for the year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: November 28, 2011	By:	/s/ Kristi A. Hayek
Kristi A. Hayek
Senior Vice President & Acting General Counsel